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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

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
  INVESTOR CONTACT:  Kevin Helmintoller
                     410-953-1218
  MEDIA CONTACT:     Kristin Brunnworth
                     410-953-2423
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                  MAGELLAN HEALTH SERVICES ANNOUNCES OFFERING
                   OF $200 MILLION OF SENIOR UNSECURED NOTES
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    COLUMBIA, Md.--May 22, 2001--Magellan Health Services, Inc., (NYSE:MGL),
announced today that it is planning an offering of $200 million in aggregate principal amount of senior unsecured notes due 2007. The senior unsecured notes are expected to be issued in late May or early June 2001, subject to market conditions.

    The gross proceeds from the offering will be used by Magellan to repay outstanding indebtedness under the company's existing bank credit facility. The senior notes have not been, and will not initially be, registered under the Securities Act of 1933, as amended, and will be offered and sold pursuant to applicable exemptions from the registration requirements under the Securities Act.

    Certain of the statements made in this press release constitute forward looking statements contemplated under the Private Securities Litigation Reform Act of 1995. The completion of the aforementioned offering is subject to, among other things, market conditions. No guarantee can be made that the aforementioned offering can be completed under acceptable terms.

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